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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in the registration statements of Summit Design, Inc. on Form S-8 (File Nos. 333-18063, 333-47481, 333-32551
and 333-47545) and Form S-3 (File No. 333-46557 and 333-44003) of our report dated January 30, 1998 (except as to Notes 1 and 5, as to which the date is December 24, 1998, and as to Note 20, as to which the date is September 20,
1998) on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc., as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K/A.


                                                 /s/ PRICEWATERHOUSECOOPERS LLP

                                                 Portland, Oregon
                                                 March 16, 1999